UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 17, 2013

Roebling Financial Corp, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-50969	55-0873295
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

Route 130 South & Delaware Avenue, Roebling, New Jersey	08554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(609) 499-0355

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ROEBLING FINANCIAL CORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders

On June 17, 2013, the Company held a special meeting of shareholders at which the following items were voted on.

(1)           Approval of the Agreement and Plan of Merger, dated as of December 28, 2012, by and among TF Financial Corporation, 3rd Fed Bank, Roebling Financial Corp, Inc. and Roebling Bank.

For	Against	Abstain	Broker Non-Vote
1,130,894	91,215	6,612	152,722

(2)           Approval of an advisory (non-binding) vote on the compensation payable to the named executive officers in connection with the merger.

For	Against	Abstain	Broker Non-Vote
1,065,976	139,924	22,821	152,722

(3)           A proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there were not enough votes to approve the merger agreement.

For	Against	Abstain
1,281,282	69,779	30,382

There were no broker non-votes on the proposal to adjourn the special meeting, if necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROEBLING FINANCIAL CORP, INC.
Date: June 21, 2013	By:	/s/ R. Scott Horner
R. Scott Horner President and Chief Executive Officer